Exhibit 1

Schedule A

Set forth below is a list of each executive officer and director of SoftBank Group Corp. and each director of SB Global Advisers Limited and SB Investment Advisers (US) Inc., including the name, citizenship, business address and present principal occupation or employment (and the name and address of any corporation or organization in which such employment is conducted) of each individual.

SOFTBANK GROUP CORP.

Name and Citizenship	Present Principal Occupation (principal business of employer)	Business Address
Masayoshi Son*, a citizen of Japan	Representative Director, Corporate Officer, Chairman & CEO of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Yoshimitsu Goto*, a citizen of Japan	Board Director, Corporate Officer, Senior Vice President, CFO & CISO of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Ken Miyauchi*, a citizen of Japan	Board Director of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Rene Haas*, a citizen of the United States of America	Board Director of SoftBank Group Corp. and Chief Executive Officer of Arm Limited.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Keiko Erikawa*, a citizen of Japan

External Board Director, Independent Officer of SoftBank Group Corp.; Chairman Emeritus (Director), KOEI TECMO GAMES CO., LTD; Board Director, KOEI TECMO EUROPE LIMITED; Chairman (Representative Director), KOEI TECMO HOLDINGS CO., LTD.; Director, Foundation for the Fusion Of Science and Technology; and

Head Director, Association of Media in Digital

SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
David Chao*, a citizen of Japan	External Board Director, Independent Officer of SoftBank Group Corp. and Co-Founder and General Partner, DCM Ventures	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Masami Iijima*, a citizen of Japan

External Board Director, Independent Officer of SoftBank Group Corp.; Director, KAJIMA CORPORATION; Counsellor, Bank of Japan; Counselor, MITSUI & CO., LTD.; and Director, Takeda

Pharmaceutical Company Limited

SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan MITSUI & CO., LTD. 2-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-8631 Japan
Yutaka Matsuo*, a citizen of Japan	External Board Director, Independent Officer of SoftBank Group Corp. and Professor, Graduate School of Engineering at the University of Tokyo	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Kenneth A. Siegel*, a citizen of the United States of America	External Board Director of SoftBank Group Corp. and Board Director, Member of Executive Committee, Morrison & Foerster LLP	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan Shin-Marunouchi Building, 29th Floor 5-1, Marunouchi 1-Chome Chiyoda-ku, Tokyo, Japan 100-6529
Soichiro Uno**, a citizen of Japan	External Audit & Supervisory Board Member of SoftBank Group Corp.; Partner at Nagashima Ohno & Tsunematsu; and Director at TERUMO CORPORATION	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Yuji Nakata**, a citizen of Japan	Full-time External Audit & Supervisory Board Member, Independent Officer of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Maurice Atsushi Toyama**, a citizen of the United States of America	Full-time External Audit & Supervisory Board Member, Independent Officer of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Keiichi Otsuka**, a citizen of Japan	External Audit & Supervisory Board Member, Independent Officer of SoftBank Group Corp.; Representative of Otsuka CPA Office; and Audit & Supervisory Board Member, TBK Co., Ltd.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Kazuko Kimiwada, a citizen of Japan	Corporate Officer, Senior Vice President, CSusO of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Seiichi Morooka, a citizen of Japan	Corporate Officer of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan

*        Director

**        Corporate Auditor

SB GLOBAL ADVISERS LIMITED

Name and Citizenship	Present Principal Occupation (principal business of employer)	Business Address
Alex Clavel, a citizen of the United States	Board Director and Executive Committee member of SB Global Advisers Limited and Board Director and Management Committee member of SB Investment Advisers (UK) Limited	69 Grosvenor Street, London, United Kingdom W1K 3JP
Yoshimitsu Goto, a citizen of Japan	Board Director of SB Global Advisers Limited and Board Director, Corporate Officer, Senior Vice President, CFO, CISO & CSusO of SoftBank Group Corp.	69 Grosvenor Street, London, United Kingdom W1K 3JP SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Navneet Govil, a citizen of the United States	Board Director and Executive Committee Member of SB Global Advisers Limited, Board Director of SB Global Advisers (US) Inc., and CFO of the SoftBank Investment Advisers Group	69 Grosvenor Street, London, United Kingdom W1K 3JP 300 El Camino Real, Menlo Park, CA 94025, United States

SB INVESTMENT ADVISERS (US) INC.

Name and Citizenship	Present Principal Occupation (principal business of employer)	Business Address
Amanda Sanchez-Barry, a citizen of United Kingdom	General Counsel of SB Investment Advisers (UK) Limited and Director of SB Investment Advisers (US) Inc.	69 Grosvenor Street, London, United Kingdom W1K 3JP
Saba Habib, a citizen of United States of America	Director of SB Investment Advisers (US) Inc.	300 El Camino Real Menlo Park, CA 94025
Javier Villamizar, a citizen of United States of America and Colombia	Director of SB Investment Advisers (US) Inc.	300 El Camino Real Menlo Park, CA 94025